UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2026

BEELINE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

188 Valley Street, Suite 225

Providence, RI 02909

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (458) 800-9154

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	BLNE	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 30, 2026, Beeline Financial Holdings, Inc., a Delaware corporation (“BFH”) and a wholly-owned subsidiary of Beeline Holdings, Inc. (the “Company”), entered into a Securities Exchange Agreement (the “Agreement”) with MagicBlocks, Inc., a Delaware corporation (“MagicBlocks”), the two selling shareholders of MagicBlocks (the “Selling Shareholders”), and the holders of certain outstanding Simple Agreements for Future Equity of MagicBlocks held by third parties (the “Third-Party SAFEs” and the holders thereof, the “Third-Party SAFE Holders”).

Following the closing, MagicBlocks became a wholly-owned subsidiary of the Company; prior to the closing date, the Company owned 47.6% of MagicBlocks. Nicholas R. Liuzza, Jr., the Company’s Chief Executive Officer, held $70,000 of Third-Party SAFEs in his individual capacity and received 31,111 shares of the Company’s common stock in the exchange at $2.25 per share which was materially above market and on the same terms as the other Third-Party SAFE Holders. In addition, the Selling Shareholders entered into employment or services agreements and related compensation arrangements with the Company in connection with the transactions.

In light of these relationships, the Agreement was negotiated and approved on behalf of the Company by a Special Committee of the Company’s Board of Directors comprised solely of disinterested directors.

Pursuant to the Agreement, (i) BFH acquired all shares of MagicBlocks common stock held by the Selling Shareholders for aggregate nominal cash consideration; (ii) the Company issued a total of 211,679 shares of its common stock to the Third-Party SAFE Holders (including Mr. Liuzza) in full satisfaction of, and exchange for, the Third-Party SAFEs (approximately $476,277 in aggregate principal); and (iii) all outstanding MagicBlocks stock options were cancelled. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

From May 27, 2026 to June 26, 2026, the Company sold and issued a total of 1,370,131 shares of common stock pursuant to that certain Amended and Restated Common Stock Purchase Agreement and related Amended and Restated Registration Rights Agreement dated March 7, 2025 with C/M Capital Master Fund LP as purchaser, (collectively, the “ELOC Agreement”) for total gross proceeds of $1,575,098.23. The ELOC Agreement was previously disclosed on the Company’s Current Report on Form 8-K filed on March 10, 2025. To the extent such sales are deemed to be unregistered, the sales were made pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder. The purchaser’s resales of the shares were registered on the Company’s registration statement on Form S-1 (File No. 333-291000), effective November 10, 2025.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The transactions described in Item 1.01 of this Current Report on Form 8-K were exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D or Regulation S.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Form of Securities Exchange Agreement
104	Cover Page Interactive Data File (embedded within the iXBRL document)

* Certain schedules, appendices and exhibits to this document have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules, appendices and/or exhibits will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2026

BEELINE HOLDINGS, INC.

By:	/s/ Nicholas R. Liuzza, Jr.
Nicholas R. Liuzza, Jr.
Chief Executive Officer